Exhibit 10.43

FIRST AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT
THIS FIRST AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) made as of the _____ day of September, 2014, by and among AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC., a Maryland corporation (“Guarantor”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), individually and as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”), and THE OTHER “LENDERS” WHICH ARE SIGNATORIES HERETO (hereinafter referred to collectively as the “Lenders”).
W I T N E S S E T H:
WHEREAS, Borrower, Agent and certain of the Lenders entered into that certain Senior Secured Revolving Credit Agreement dated as of March 21, 2014 (the “Credit Agreement”); and
WHEREAS, Borrower has requested that the Agent and the Lenders make certain modifications to the terms of the Credit Agreement; and
WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantor of this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
2.    Modification of the Credit Agreement. Borrower, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:
(a)    By inserting the following definitions in §1.1 of the Credit Agreement, in the appropriate alphabetical order:
“Distribution Limit. See §8.7(a).”;
“Dividend Limit Waiver Period. See §8.7(a).”; and
“Increased Distributions Limit Period. See §8.7(a).”
(b)    By deleting in its entirety the first (1st) sentence of §8.7(a) of the Credit Agreement and inserting in lieu thereof the following new sentence:
“(a)    The Borrower shall not pay any Distribution to the partners, members or other owners of the Borrower, and REIT shall not pay any Distribution to its partners, members or other owners of REIT, to the extent that the aggregate amount of such Distributions paid in any fiscal quarter, when added to the aggregate amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters, exceeds ninety-five percent (95%) of such Person’s Modified FFO for such period (the “Distribution Limit”) (provided that (X) during the time period commencing on April 1, 2014 and ending on September 30, 2014 (the “Dividend Limit Waiver Period”), Borrower or REIT may make Distributions in excess of the Distribution Limit so long as all Distributions made by Borrower or REIT during the Dividend Limit Waiver Period consist solely of cash dividends at such Person’s normal rate consistent with past practice paid on account of Equity Interests of REIT or its Subsidiaries which are then outstanding, (Y) during the time period commencing on October 1, 2014 and ending on March 31, 2015 (the “Increased Distributions Limit Period”), the Distribution Limit shall be increased to one hundred twenty-five percent (125%) of such Person’s Modified FFO and any Distributions paid by Borrower or REIT to their respective partners, members or other owners before the Increased Distributions Limit Period shall not be considered in the calculation of the limitations contained in this §8.7(a)(Y), it being agreed that during the Increased Distributions Limit Period, the aggregate amount of such permitted Distributions shall be determined by using only the quarters elapsed from October 1, 2014 and annualizing such amount in a manner reasonably acceptable to Agent, and (Z) upon the expiration of the Increased Distributions Limit Period, the Distribution Limit shall return to ninety-five percent (95%) of such Person’s Modified FFO and any Distributions paid by Borrower or REIT to their respective partners, members or other owners during the Dividend Limit Waiver Period or the Increased Distributions Limit Period shall not be considered in the calculation of the limitations contained in this §8.7(a) for the period commencing April 1, 2015 and continuing thereafter, it being agreed that until three (3) fiscal quarters following April 1, 2015 have occurred, the aggregate amount of such permitted Distributions shall be determined by using the quarters elapsed from April 1, 2015 and annualizing such amount in a manner reasonably acceptable to Agent); provided that the limitations contained in this §8.7(a) shall not preclude the Borrower or REIT from making Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial officer or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.”
3.    References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.
4.    Consent and Acknowledgment of Borrower and Guarantor. By execution of this Amendment, the Guarantor hereby expressly consents to the modifications and amendments relating to the Credit Agreement as set forth herein, and Borrower and Guarantor hereby acknowledge, represent and agree that (a) the Credit Agreement, as modified and amended herein, and the other

Loan Documents remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantor, as applicable, enforceable against such Persons in accordance with their respective terms, (b) that the Guaranty extends to and applies to the Credit Agreement as modified and amended herein, and (c) that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or the Guarantor’s obligations under the Loan Documents.
5.    Representations and Warranties. Borrower and Guarantor represent and warrant to Agent and the Lenders as follows:
(a)    Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower or Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, Borrower or Guarantor or any of their respective properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower or Guarantor and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to the Agent.
(b)    Enforceability. This Amendment is the valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.
(c)    Governmental Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of, or any filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained, and filings after the date hereof of disclosures with the SEC, or as may be required hereafter with respect to tenant improvements, repairs or other work with respect to any Real Estate.
(d)    Reaffirmation of Representations and Warranties. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantor or any of their respective Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement is true and correct in all material respects as of the date hereof, with the same effect as if made at and as of the date hereof, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that, with respect to any representation or warranty which by its terms is made as of a specified date, such representation or warranty is reaffirmed hereby only as of such specified date). To the extent that any of the representations and warranties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Credit Agreement is qualified by “Material Adverse Effect” or any other materiality qualifier, then the qualifier “in all material respects” contained in this Paragraph 5(d) shall not apply with respect to any such representations and warranties.
6.    No Default. By execution hereof, the Borrower and the Guarantor certify that, immediately after giving effect to this Amendment, there exists no Default or Event of Default as of the date of this Amendment.
7.    Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or the Letters of Credit or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.
8.    Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement as modified and amended herein. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents.
9.    Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon (a) the execution and delivery of this Amendment by Borrower, Guarantor, Agent and the Majority Lenders, and (b) evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment. The Borrower shall pay the reasonable fees and expenses of Agent in connection with this Amendment in accordance with Section 15 of the Credit Agreement.
10.    Amendment as Loan Document. This Amendment shall constitute a Loan Document.
11.    Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
12.    MISCELLANEOUS. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.
BORROWER:
AMERICAN REALTY CAPITAL HEALTHCARE TRUST II OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By: AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC., a Maryland corporation, its general partner
By: /s/ Edward M. Weil
Name: Edward M. Weil
Title: President

REIT:

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC., a Maryland corporation

By: /s/ Edward M. Weil
Name: Edward M. Weil
Title: President

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KeyBank/American Realty Capital Healthcare Trust II Operating Partnership, L.P. – Signature Page to First Amendment to Senior Secured Revolving Credit Agreement

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as the Agent
By: /s/ Wayne D. Horvath
Name: Wayne D. Horvath
Title: Senior Vice President

REGIONS BANK
By: /s/ David Blevins
Name: David Blevins
Title: Vice President

JPMORGAN CHASE BANK, N.A.
By: /s/ Rita Lai
Name: Rita Lai
Title: Authorized Signer

CAPITAL ONE, NATIONAL ASSOCIATION
By: /s/ Daniel Moore
Name: Daniel Moore
Title: Authorized Signatory

KeyBank/American Realty Capital Healthcare Trust II Operating Partnership, L.P. – Signature Page to First Amendment to Senior Secured Revolving Credit Agreement